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                                                                    EXHIBIT 10.7

                          SALE AND PURCHASE AGREEMENT
                              TRANSFER OF INTEREST

May 30, 2000

Alan Hansen (hereinafter referred to as "Hansen") whose address is 1605 15TH STREET, HUNTSVILLE, TEXAS 77340 and Cyrus Limited, (hereinafter referred to as "Cyrus") whose address is 10159 EAST 11TH STREET #415, TULSA, OKLAHOMA 74128, hereby agrees as follows:

Whereas "Hansen" is the benefactor, assignee, and owner of all of the terms and conditions, responsibilities, and obligations defined in a certain agreement dated November 19, 1999 Titled "GAS PROCESSING AGREEMENT", attached hereto, and made part of this Agreement.

In addition "Hansen" is the benefactor, assignee, and owner of all of the terms and conditions defined benefits, responsibilities, and obligations of "Westfield Oil and Gas, Inc." in the AMENDMENT TO GAS PROCESSING AGREEMENT", dated April 27, 2000 attached hereto and made part of this agreement. These Agreements are contracts and amendment for the NGL plant and related equipment associated with said plant, located in Livingston Tennessee. The parties are: Ernie F. Gouge, DBA Westfield Oil and Gas, Inc. and Upper Cumberland Natural Gas Company, Inc. and Little Creek Farms, Inc.

"Hansen" has acquired the Ernie F. Gouge DBA Westfield Oil and Gas, Inc. interest represented in the above defined Agreements and hereby transfers for the consideration of $200,000.00 (two hundred thousand dollars) the following interests, obligations, terms and conditions, participations, and benefits of those aforementioned Agreements and Amendments:

     1. Hansen hereby conveys 100% working interest to "Cyrus" (BEFORE PAY-OUT. (HEREIN DEFINED AS THE PERIOD OF TIME PRIOR TO "CYRUS" RECEIVING 100% OF THE PURCHASE PRICE OF $200,000 FROM THE NATURAL GAS REVENUES HEREIN DESCRIBED. The GAS PROCESSING AGREEMENT DATED NOVEMBER 19, 1999 and the AMENDMENT TO GAS PROCESSING AGREEMENT DATED APRIL 27, 2000. Upper Cumberland Natural Gas Company, Inc. (hereinafter referred to as "UCNGC") agreed to share 50% of its gross gas revenues from sales of natural gas at the plant location in Livingston Tennessee to "the Westfield Oil and Gas Interest" now owned by "Hansen" and hereby conveyed to "Cyrus".

     2. After Pay-Out (HEREIN DEFINED AS THE POINT IN TIME "CYRUS" HAS RECEIVED 100% OF IT'S PURCHASE PRICE, OF $200,000) to acquire the Interest in the liquids plant from the net (after operating expense) gas revenues and the $100,000.00 for the development of additional wells and gathering system revenues less operating expense. These revenues are cumulative, and will each contribute to the overall "Pay-Out".


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     3.   "Cyrus" will receive 100% of the net (after operating expense)
          revenues generated from the sale of the extracted liquids until pay out of both the purchase price of $200,000.00 and the anticipated expenses of an additional $100,000.00 (to be audited and further defined after repairs and additional wells have been put on line.) for a total of $300,000.00 (three hundred thousand dollars).

     4. After Pay-Out "UCNGC" Receives 50% of the net (after operating expense) revenues from the sale of liquids, "Cyrus" receives 25% of the revenues from the sale of liquids, and "Hansen" receives 25% of the revenues from the sale of liquids.

     5. "Cyrus" will receive 100% of the net (after operating expense) revenues from any gas wells acquired directly from land-owners, or from wells without an "Operator". These wells will be tested and analyzed to determine production capabilities and then hooked to the gathering system. This activity preformed by "Hansen" shall be paid for from the $100,000.00 estimated expenses and "Cyrus" will receive 100% of the revenues less the royalties to the landowner before pay-out (defined as the aforementioned $300,000.00). NOTE: it is agreed and understood that this volume of gas will not exceed 1,500,000 cfpd. As per prior agreement with "UCNGC".

     6. After Pay-Out "Cyrus" will receive 25% of the net revenues (after operations expense) from the sale of natural gas from these wells, and 25% of the net revenues of the Liquids Plant for the life of the facility and until it is considered uneconomical to continue operations.


Agreed and understood this 30th day of May, 2000.


CYRUS LTD


/s/ Ben Campbell
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BY: Ben Campbell  Buyer


/s/ Alan L. Hansen
------------------------------------
Alan L. Hansen    Seller